                                                                    EXHIBIT 12.1



EQUITY OFFICE PROPERTIES TRUST AND EQUITY OFFICE PREDECESSORS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)

                                                                                            Equity Office Properties Trust
                                                                               -----------------------------------------------------
                                                                                    For the           For the           For the
                                                                                  year ended        year ended        year ended
                                                                               December 31, 2001 December 31, 2000 December 31, 1999
                                                                               -----------------------------------------------------
Income before allocation to minority interests, income from investment in unconsolidated joint ventures, net gain / (loss) on sales of real estate,
   extraordinary items and cumulative effect of a change in accounting principle  $   563,767       $   446,617       $   418,569
                                                                                ----------------------------------------------------
Plus Taxes                                                                              8,837             2,719               654
                                                                                ----------------------------------------------------
Plus Fixed Charges:
   Interest expense                                                                   728,251           525,787           413,995
   Capitalized interest                                                                25,871            14,764            18,030
   Loan amortization cost                                                               5,810             9,746             4,693
                                                                                ----------------------------------------------------
                Fixed charges                                                         759,932           550,297           436,718
Plus preferred distributions, net                                                      57,041            43,348            43,603
                                                                                ----------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                               816,973           593,645           480,321
                                                                                ----------------------------------------------------
Plus amortization of capitalized interest                                               1,299             1,057               522
Plus distributed income of investments in unconsolidated joint ventures                82,409            63,942            14,389
Less preferred distributions, net                                                     (57,041)          (43,348)          (43,603)
Less capitalized interest                                                             (25,871)          (14,764)          (18,030)
                                                                                ----------------------------------------------------

Earnings                                                                          $ 1,390,373       $ 1,049,868       $   852,822
                                                                                ====================================================

Fixed Charges:
Interest expense                                                                  $   728,251       $   525,787       $   413,995
Capitalized interest                                                                   25,871            14,764            18,030
Loan amortization cost                                                                  5,810             9,746             4,693
                                                                                ----------------------------------------------------

 Fixed Charges                                                                    $   759,932       $   550,297       $   436,718
                                                                                ----------------------------------------------------

Preferred distributions, net                                                           57,041            43,348            43,603
                                                                                ----------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                           $   816,973       $   593,645       $   480,321
                                                                                ====================================================

Ratio of earnings to combined fixed charges and preferred distributions                   1.7               1.8               1.8
                                                                                ====================================================

                                                                        Equity Office Properties Trust    Equity Office Predecessors
                                                                     ---------------------------------------------------------------
                                                                          For the       For the period from   for the period from
                                                                         year ended    July 11, 1997 through    January 1, 1997
                                                                     December 31, 1998   December 31, 1997   through July 10, 1997
                                                                     ---------------------------------------------------------------
Income before allocation to minority interests, income from
   investment in unconsolidated joint ventures, net gain / (loss)
   on sales of real estate, extraordinary items and cumulative
   effect of a change in accounting principle                            $   371,175       $    92,578            $     48,103
                                                                     ---------------------------------------------------------------
Plus Taxes                                                                    1,664               200                     900
                                                                     ---------------------------------------------------------------
Plus Fixed Charges:
   Interest expense                                                         338,611            76,675                  80,481
   Capitalized interest                                                      15,077             1,890                   3,699
   Loan amortization cost                                                     6,404             4,178                   2,771
                                                                     ---------------------------------------------------------------
                Fixed charges                                               360,092            82,743                  86,951
Plus preferred distributions, net                                            32,202               649                       -
                                                                     ---------------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                     392,294            83,392                  86,951
                                                                     ---------------------------------------------------------------
Plus amortization of capitalized interest                                       380                89                      97
Plus distributed income of investments in unconsolidated joint
   ventures                                                                  17,526             3,348                   3,675
Less preferred distributions, net                                           (32,202)             (649)                      -
Less capitalized interest                                                   (15,077)           (1,890)                 (3,699)
                                                                     ---------------------------------------------------------------

Earnings                                                                $   735,760       $   177,068             $   136,027
                                                                     ===============================================================

Fixed Charges:
Interest expense                                                        $   338,611       $    76,675             $    80,481
Capitalized interest                                                         15,077             1,890                   3,699
Loan amortization cost                                                        6,404             4,178                   2,771
                                                                     ---------------------------------------------------------------

 Fixed Charges                                                          $   360,092       $    82,743             $    86,951
                                                                     ---------------------------------------------------------------

Preferred distributions, net                                                 32,202               649                       -
                                                                     ---------------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                 $   392,294       $    83,392             $    86,951
                                                                     ===============================================================

Ratio of earnings to combined fixed charges and preferred
   distributions                                                                1.9               2.1                     1.6
                                                                     ===============================================================
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